Exhibit 10.29

EXECUTION COPY

FIRST AMENDMENT TO SECOND TRANCHE WARRANT

This First Amendment (this “Amendment”), dated as of March 14, 2017 (the “Effective Date”), amends that certain Common Stock Purchase Warrant (Second Tranche Warrant), dated November 25, 2016 (the “Warrant”), by and between Veritone, Inc., a Delaware corporation (“Company”) and Acacia Resesarch Corporation, the holder of the Warrant (“Holder”). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Warrant.

WHEREAS, Section 8(l) of the Warrant requires the written consent of each of Company and Holder to amend or waive any terms of the Warrant.

WHEREAS, the Company and the Holder wish to amend the Warrant;

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned hereby agree as follows:

1. Amendment to Warrant. The Warrant is hereby amended by amending and restating Section 3(b) of the Warrant in its entirety as follows:

“b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be (i) if such Exercise occurs prior to the consummation of the Company’s first Public Offering, $8.2394 (or, if such Exercise occurs following or in connection with the conversion of the entire Convertible Amount (from inception of the Secured Promissory Note) into Conversion Shares, $8.1653; or (ii) if such Exercise occurs upon or following the consummation of the Company’s first Public Offering, the lower of (x) $8.1653 and (y) the initial public offering price per share of Common Stock in such Public Offering, in each case subject to the adjustment set forth in Section 4 hereto (the “Exercise Price”).”

2. Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Laws of the State of Delaware will control the interpretation and construction of this Secured Promissory Note, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

3. Full Force and Effect. Except as amended hereby, the Warrant shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in counterparts, and any party hereto may execute such counterpart, each of which when executed and delivered shall be deemed to be an original and both of which counterparts taken together shall constitute but one and the same instrument. This Amendment shall become effective when all Parties hereto shall have received a counterpart hereof signed by the other Parties hereto. The Parties agree that the delivery of this Amendment may be effected by means of an exchange of electronic signatures with original copies to follow by mail or courier service.

5. Headings. Headings in this Amendment are included for reference only and shall have no effect upon the construction or interpretation of any part of this Amendment.

6. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

7. Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such parties, verbal or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Warrant to be duly executed by their respective authorized officers as of the date first above written.

COMPANY
VERITONE, INC.

By:	/S/ PETER COLLINS
Name:	Peter F. Collins
Title:	Chief Financial Officer

HOLDER

By:	/S/ CLAYTON J. HAYNES
Name:	Clayton J. Haynes
Title:	CFO